UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2023

STAGWELL INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-13718	86-1390679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One World Trade Center, Floor 65, New York, NY 10007

(Address of principal executive offices and zip code)

(646) 429-1800

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	STGW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On December 26, 2023, Stagwell Inc. (the “Company”) entered into an agreement (the “Agreement”) to purchase 100% of the interests in a consumer marketing company (the “Acquired Company”) from the owners of the Acquired Company (the “Sellers”). Pursuant to the Agreement, at the closing of the transaction on January 2, 2024, the Company issued $5.0 million in shares of Class A common stock of the Company (“Stagwell Stock”), or 797,916 shares, as a portion of the payment due at closing to the Sellers. In addition, pursuant to the Agreement the Company may make an additional payment based on the performance of the Acquired Company (the “Contingent Payment”). The Contingent Payment, if any, will be calculated based on the Acquired Company’s achievement of specified financial performance criteria for the three-year period from January 1, 2024 through December 31, 2026. Pursuant to the Agreement, the Company may elect to pay up to a maximum of $8.5 million of the Contingent Payment in shares of Stagwell Stock.

The issuance of Stagwell Stock to the Sellers pursuant to the Agreement is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The Company will receive no cash proceeds and no commissions will be paid to any person in connection with the issuance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2024

STAGWELL INC.

By:	/s/ Peter McElligott
Peter McElligott
General Counsel